UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2013

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2013, we, through our wholly owned subsidiary GA HC REIT II U.K. SH Acquisition Ltd. entered into a share purchase agreement, or the Purchase Agreement, with Myriad Healthcare Limited, or MHL, for the purchase of all of the shares of Caring Homes Healthcare Group Limited, or CHHG. CHHG owns (directly or indirectly through wholly-owned subsidiaries) 44 elderly care homes located in the United Kingdom (each a "Facility" and collectively the "Portfolio" or the "UK Senior Housing Portfolio"). Following closing under the Purchase Agreement, CHHG will be renamed GA HC REIT II CH U.K. Senior Housing Portfolio Limited, or referred to by us as Griffin UK Senior Housing.

On July 6, 2013, we also:

• entered into an Agreement in Respect of the Leasing of the Caring Homes Elderly Care Home Portfolio and Other Matters, or the Umbrella Agreement, with CHHG, MHL, Paul Jeffery (a principal of MHL), Consensus Support Services Limited (an operating subsidiary of MHL that owns and operates learning disability facilities), or Consensus, and certain other affiliates of MHL (MHL, Consensus and the affiliates of MHL, collectively referred to as the MHL Group);
• approved a master form of lease for the lease of the Portfolio to MHL; and
• entered into a loan facility agreement, or the Facility Agreement, under which we will make real estate-related investments following closing under the Purchase Agreement by providing acquisition and development financing to certain companies within the MHL Group.

These agreements are described in further detail below. The purchase price and other financial terms described below are expressed in terms of pounds sterling, as in the agreements. As of the date of the agreements, the currency exchange rate was approximately $1.50 for each pound sterling (£1.00).

PURCHASE AGREEMENT

The net contract purchase price for the UK Senior Housing Portfolio is £298.5 million, or approximately $447.8 million based on the currency exchange rate on July 6, 2013. The total consideration under the Purchase Agreement is £306.9 million, which is expected to consist of: (1) a cash payment of approximately £88.2 million for the purchase of the shares of CHHG plus, (2) an obligation to procure the repayment of approximately £216.0 million of certain intercompany debt owed by CHHG to MHL or its affiliates, (the intercompany debt balance is subject to change based on the actual amount outstanding at closing, with an offsetting increase or decrease in the amount of the cash price for the shares, such that the total consideration remains unchanged) and (3) the assumption of £2.7 million of debt owed to Consensus related to eight non-Portfolio properties located within the United Kingdom. Those eight non-Portfolio properties are included among 13 non-Portfolio properties located within the United Kingdom that will be acquired in connection with the closing of the Purchase Agreement, or the Non-Core Properties. Concurrently with the closing of the Purchase Agreement, based on several ancillary agreements with affiliates of MHL, we will dispose of the Non-Core Properties for a sales price of £3.0 million, dispose of certain other acquired assets for a sales price of £4.7 million, and be paid £0.7 million for receivables between Griffin UK Senior Housing and certain companies within the MHL Group, resulting in the net contract purchase price under the Purchase Agreement of £298.5 million.

The completion of transactions contemplated by the Purchase Agreement is conditioned upon the completion of the transactions contemplated in certain business transfer agreements between CHHG and certain of its wholly owned subsidiaries, each as transferor, and MHL under which MHL will acquire all of the operating assets of CHHG and those affiliates other than the Facilities. These transactions are further conditioned upon MHL obtaining regulatory approval for the transfer of registrations for some of the Facilities. The closing date for the transactions is expected to occur within 60 days after the signing of the Purchase Agreement. If the conditions are not satisfied by that date, we may either terminate the Purchase Agreement or extend the deadline for satisfying the conditions. If we terminate the Purchase Agreement, under certain circumstances, MHL may be required to reimburse us for certain transaction related expenses. The completion of the transactions is also conditioned upon the satisfaction of other customary closing conditions. Prior to the closing or termination of the Purchase Agreement, MHL is subject to a no-shop provision.

We were required under the Purchase Agreement to pay an initial deposit of £15.0 million, which was paid and placed into escrow contemporaneously with the signing of the Purchase Agreement. The Purchase Agreement also contains additional covenants, representations and warranties that are customary for share purchase agreements.

UMBRELLA AGREEMENT

The Umbrella Agreement provides that CHHG will lease each Facility to MHL pursuant to a separate lease, and that each lease will be based upon the master form of lease (as described further below). The Umbrella Agreement includes a cross-default provision under which we may treat certain defaults under any of the leases and the Facility Agreement as a default under the other leases and the Umbrella Agreement.

Pursuant to the Umbrella Agreement, we will provide acquisition and construction financing to certain companies within the MHL Group in accordance with the Facility Agreement for the development of three identified senior housing projects, or the Current Developments, and for future development projects, or the Future Developments, as described further in Item 8.01 below. Upon construction completion and reaching minimum required occupancy and imputed rent coverage ratios based on the property’s operating performance, or stabilization, it is anticipated that UK Senior Housing Portfolio, or another subsidiary of ours, will, subject to completion of customary due diligence, acquire the Current Developments and the Future Developments for a net price equal to construction cost and will lease these properties to MHL pursuant to leases in the master form of lease utilized for the UK Senior Housing Portfolio.

The Umbrella Agreement also provides that MHL, MHL Holdco Limited, the parent company of the MHL Group, or MHL Parent, Consensus and Glentworth House Limited, another subsidiary of MHL, or Glentworth, will provide a guaranty in our favor for all the obligations under the Umbrella Agreement, the UK Senior Housing Portfolio leases and the Facility Agreement. This guaranty will also include payment of any shortfall in the value of the Portfolio based on an agreed formula and the then-existing rent coverage of the Portfolio if there is a default under the leases or the leases are terminated prior to the Portfolio reaching certain rent coverage ratio thresholds. The obligations of Consensus and Glentworth under the guaranties will be secured by a first priority mortgage on the assets of Consensus and Glentworth, including approximately 71 learning disability facilities owned by Consensus and Glentworth, or collectively the Consensus Collateral. Once the Facilities (considered as a group) achieve specified rent coverage ratio milestones, the Consensus Collateral may be released in stages. The MHL Group may not incur any new indebtedness other than the Permitted Indebtedness, as defined in the Facility Agreement, and certain non-recourse, facility-level debt.

We will have a right of first offer on any elder care facility that MHL or any member of the MHL Group desire to sell that is not already included within the UK Senior Housing Portfolio. We will also have a right of first refusal for future acquisitions of elder care homes and to provide development financing for future elder care developments contemplated by the MHL Group as set forth in the Umbrella Agreement.

The Umbrella Agreement includes a noncompete provision which prohibits MHL or any member of the MHL Group from owning, constructing, operating or receiving revenues from any elder care facility within a five-mile radius of any of the Facilities without our prior consent. Upon our approval, MHL shall have certain rights to substitute underperforming properties out of the Portfolio and replace them with superior performing properties; however such approval shall be subject to, among other things, the age, occupancy level, rent coverage ratio and performance of the replacement property.

MASTER FORM OF LEASE

The master form of lease was agreed upon concurrently with the execution of the Umbrella Agreement. A separate lease will be entered into for each Facility based on the master form of lease. The material terms of the master form of lease include:

• a term of 35 years from the initial lease commencement date, subject to two early termination rights in favor of MHL at the end of years 15 and 25, which termination dates may be extended upon the occurrence of certain events stated in the Umbrella Agreement and/or in the UK Senior Housing Portfolio leases;
• initial annual rent for the UK Senior Housing Portfolio of approximately £21.6 million to be paid in equal monthly installments;
• an annual escalation of rent by 2.50%;
• an adjustment of annual rent at years 16 and 26 (which dates are similarly adjusted) to the greater of: (1) fair market annual rent; or (2) the annual rent payable under the Portfolio lease in the year preceding the adjustment date increased by the annual rent escalator; and
• the UK Senior Housing Portfolio will be leased on the United Kingdom equivalent of an absolute triple net basis whereby MHL will be responsible for all expenses related, but not limited, to the operation, repair, maintenance, insurance, and real estate taxes of the UK Senior Housing Portfolio.

The master form of lease also contains covenants, terms and conditions that are customary for leases and transactions of this type.

Item 7.01 Regulation FD Disclosure.

On July 11, 2013, we issued a press release announcing the entry into the Purchase Agreement. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

FACILITY AGREEMENT

In connection with the execution of the Purchase Agreement and its anticipated closing, on July 6, 2013, we entered into the Facility Agreement with three companies owned by Paul Jeffery, or the Borrowers, which are developing the Current Developments. Several members of the MHL Group, including Consensus and Glentworth, also executed the Facility Agreement as guarantors of the obligations of the Borrowers. Upon the closing of the Purchase Agreement, MHL Parent will join the Facility Agreement as a guarantor of the obligations of the Borrowers.

Under the Facility Agreement, following closing under the Purchase Agreement we will provide acquisition and construction financing for the Current Developments. Financing shall be in the form of an interest-only loan secured by a first mortgage on the Current Developments and other security instruments typical for a construction loan, and shall be recourse to the guarantors of the loan. The anticipated total construction cost of the Current Developments is approximately £31.7 million. The loan will accrue interest on all outstanding amounts at an annual rate of 7.50% and will have a loan term linked to practical completion and stabilization of each Current Development. Under the Facility Agreement, following closing under the Purchase Agreement we may provide acquisition and construction financing for the Future Developments. The decision to provide this financing will be at our sole discretion based on, among other factors, the nature of the development opportunity, the then-current performance of the UK Senior Housing Portfolio, the outlook for the United Kingdom elder care market, MHL’s financial performance, and other macro and micro economic considerations. Financing shall be in the form of an interest-only loan secured by a first mortgage on the properties and other security instruments typical for a construction loan, and shall be recourse to the guarantors and the applicable borrowers. Loans pursuant to the Facility Agreement for Future Developments will accrue interest on all outstanding amounts at an annual rate that is the greater of: (1) 7.50%; or (2) the 10-year U.S. Treasury Rate plus 4.0%. The term of each loan will be linked to the practical completion and stabilization of the specific construction project. The maturity date for a Future Development loan is 42 months from the actual loan commencement date, which may occur within five years following the Purchase Agreement closing. Accordingly, the outside maturity date for all Future Development loans under the Facility Agreement is 8.5 years following the Purchase Agreement closing.

Together with the anticipated £31.7 million loan for the Current Developments, the Facility Agreement provides for up to £35 million of additional loans for Future Developments, to be made at our sole discretion.

Under the Facility Agreement, the MHL Group may not incur indebtedness other than "Permitted Indebtedness," which includes (among other liabilities) a £7.5 million working capital facility provided by the Bank of Scotland, PLC. In connection with the Facility Agreement, at the closing under the Purchase Agreement, we will enter into an inter-creditor agreement with Bank of Scotland, PLC and the parent company of MHL. That agreement will have the effect of subordinating our rights with respect to the guarantees and Consensus Collateral to the rights of Bank of Scotland, PLC under the credit and banking facilities it has provided to MHL and certain members of the MHL Group.

The Facility Agreement also contains additional covenants, representations, indemnities and warranties that are customary of secured loan agreements for real estate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Griffin-American Healthcare REIT II, Inc. Press Release dated July 11, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

July 11, 2013	By:	Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Griffin-American Healthcare REIT II, Inc. Press Release dated July 11, 2013